Exhibit 99.1

Novatel Wireless Reports Third Quarter 2013 Financial Results

SAN DIEGO--(BUSINESS WIRE)--November 6, 2013--Novatel Wireless, Inc. (NASDAQ: NVTL), a leading provider of intelligent wireless solutions, announced financial results for the third quarter ended September 30, 2013.

Revenue in the third quarter was $92.7 million, up 2% compared to $91.1 million in the second quarter of 2013. GAAP net loss in the quarter was $5.1 million, or $(0.15) per share, improved from a loss of $7.9 million, or $(0.23) per share, in the second quarter of 2013. On a non-GAAP basis, net loss for the quarter was $1.2 million, or $(0.04) per share, improved from a loss of $6.7 million, or $(0.20) per share, in the second quarter of 2013. A reconciliation of GAAP to non-GAAP measures is included in the accompanying tables.

“In the third quarter, we had an improved performance in our mobile computing business and continued to make important progress in our M2M business,” said Peter Leparulo, CEO of Novatel Wireless. “In our M2M business, we have several new anchor customer and design wins in commercial and consumer telematics, particularly for our new family of MT 3060 and SA 2100 devices. We also continue to have a healthy pipeline of new opportunities in our M2M business. In mobile computing, we had strong contributions from MiFi mobile hotspots. We also launched a new product category with our MiFi Home, and we are optimistic it will provide us with a long-term strategic footing in the home connectivity and adjacent markets.

“As we look to the fourth quarter, we expect to see the impact of an increasing level of competition at a customer in the mobile hotspot category. However, we continue to see substantial opportunities in our mobile computing business and are planning to address this business segment with a much leaner, more efficient R&D cost structure, including a higher component of variable development resources. We believe this is possible for several reasons. We expect that going forward, network upgrade cycles among our leading operator customers will be more staggered than they have been, which in turn will allow us to stagger the various stages of our product development cycles. During the quarter we announced the restructuring of a substantial portion of our operations, taking meaningful costs out of the model where we saw synergies across our product portfolio. Lastly, a larger component of our R&D investments will be platform products which are extensible to multiple applications and markets. We are confident these changes will optimize our cost structure and meaningfully lower our breakeven point, as we remain focused on target long-term profitability.”

Recent Business Highlights

  Novatel Wireless recently announced it would be supplying DigiCore, a leading provider of advanced machine-to-machine (M2M) communication and telematics solutions, with various versions of its MT3060 cellular OBDII devices to be included in DigiCore’s Ctrack® telematics solutions and services.
  Novatel Wireless introduced MiFi Home™, a powerful all-in-one solution that replaces wired voice and Internet options for fast, easy phone and 4G LTE Internet connectivity in the home, small office, and remote work station. It has launched this product category first with Verizon with their 4G LTE Broadband Router with Voice, which became commercially available on September 25, 2013.
  On September 9, 2013, Novatel Wireless announced it was implementing restructuring initiatives designed to refine its business operations and capitalize on synergies in its target markets with the goal of driving long-term profitability. In connection with the restructuring plan, Novatel Wireless made strategic organizational changes across some of its Mobile Computing and Machine-to-Machine (M2M) business operations to streamline its research and development resources and consolidate several global manufacturing activities to drive efficiencies.
  During the quarter, Novatel Wireless and RAC Motoring Services, one of the UK's most progressive motoring organizations, announced that they signed a long term Supply and License Agreement. Under the agreement, Novatel Wireless is supplying RAC with its MT 3060 device, customized for the RAC Advance solution.

Fourth Quarter 2013 Business Outlook

The following statements are forward-looking and actual results may differ materially. Please see the section titled, “Cautionary Note Regarding Forward-Looking Statements” at the end of this press release. A more detailed description of risks related to our business is included in the reports filed by the company with the Securities and Exchange Commission.

Our guidance for the fourth quarter of 2013 reflects current business indicators and expectations as of the date of this release. All figures are approximations based on management’s beliefs and assumptions as of the date of this release.

Fourth Quarter 2013
Revenue	$66 - $78 million

Non-GAAP Gross Margin	21% - 23%

Non-GAAP EPS	$(0.14) - $0.00

Conference Call Information

Novatel Wireless will host a conference call and live webcast for analysts and investors today at 5:00 p.m. ET. To access the conference call:

  In the United States, call 1-877-317-6789
  International parties can access the call at 1-412-317-6789

Novatel Wireless will offer a live webcast of the conference call, which will be accessible from the "Investors" section of the company's website at www.NVTL.com. A telephonic replay of the conference call will also be available one hour after the call and will run through November 13, 2013. To hear the replay, parties in the United States may call 1-877-344-7529 and enter conference code 100 354 73#. International parties may call 1-412-317-0088 and enter the same code.

ABOUT NOVATEL WIRELESS

Novatel Wireless, Inc. is a leader in the design and development of intelligent wireless solutions based on 2G, 3G and 4G technologies. The company delivers specialized wireless solutions to carriers, distributors, retailers, OEMs and vertical markets worldwide. Product lines include MiFi® Intelligent Mobile Hotspots, Ovation™ USB modems, Expedite® embedded modules, Mobile Tracking Solutions, Asset Tracking Solutions, and Enabler smart M2M modules. These innovative products provide anywhere, anytime communications solutions for consumers and enterprises. Headquartered in San Diego, California, Novatel Wireless is listed on NASDAQ: NVTL. For more information please visit www.nvtl.com. (NVTLF)

Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this release constitutes forward-looking statements based on management’s current expectations, assumptions, estimates and projections. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. The information presented in this release related to our financial results for the third quarter ended September 30, 2013 and our outlook for the fourth quarter of 2013, as well as statements regarding new product launches, are forward-looking. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. The Company therefore cannot guarantee future results, performance or achievements. Actual results could differ materially from the Company’s expectations.

Factors that could cause actual results to differ materially from Novatel Wireless' expectations are set forth as risk factors in the Company's SEC reports and filings and include (1) the future demand for wireless broadband access to data, (2) the growth of wireless wide-area networking, (3) changes in commercially adopted wireless transmission standards and technologies including 3G and 4G standards, (4) continued customer and end user acceptance of the Company's current products and market demand for the Company's anticipated new product offerings, (5) increased competition and pricing pressure from current or future wireless market participants, (6) dependence on third party manufacturers in Asia and key component suppliers worldwide, (7) unexpected liabilities or expenses, (8) the Company’s ability to introduce new products in a timely manner, (9) litigation, regulatory and IP developments related to our products or component parts of our products, (10) the outcome of pending or future litigation, including the current class action securities litigation, (11) the continuing impact of the recent global credit crisis on the value and liquidity of the securities in our investment portfolio, (12) dependence on a small number of customers, (13) the effect of changes in accounting standards and in aspects of our critical accounting policies and (14) the Company's plans and expectations relating to strategic relationships, international expansion, software and hardware developments, personnel matters and cost containment initiatives.

These factors, as well as other factors described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause actual results to differ materially. Novatel Wireless assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.

Non-GAAP Financial Measures

Novatel Wireless has provided in this release financial information that has not been prepared in accordance with GAAP. Non-GAAP operating expenses, net income and earnings per share exclude stock-based compensation expenses, charges and benefits related to M&A activities, acquisition-related intangible-asset amortization, a litigation accrual, and merger integration costs. Non-GAAP net income and earnings per share for the full year also exclude the impact of establishing a valuation allowance related to deferred tax assets and assume a tax rate which management believes reflects its long-term effective tax rate.

Adjusted EBITDA and Non-GAAP net income, earnings per share, operating expenses, and gross margin are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures are not intended to be used in isolation and, moreover, they should not be considered as a substitute for net income, diluted earnings per share, operating expenses, gross margin or any other performance measure determined in accordance with GAAP. We present adjusted EBITDA and non-GAAP net income, earnings per share, operating expenses, and gross margin because we consider each to be an important supplemental measure of our performance.

Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company's performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company's performance when planning, forecasting and analyzing future periods. The stock-based compensation expenses are expected to vary depending on the number of new grants issued to both current and new employees, and changes in the Company’s stock price, stock market volatility, expected option life and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP operating expenses, net income and earnings per share, management excludes stock-based compensation expenses and charges related to M&A activity to facilitate comparability of the Company's operating performance on a period-to-period basis because such expenses are not, in management's review, related to the Company's ongoing operating performance. Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and allocation of resources.

We further believe that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making. We believe that the use of non-GAAP operating expenses, net income and earnings per share also facilitates a comparison of Novatel Wireless’ underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.

Calculating non-GAAP operating expenses, net income and earnings per share have limitations as an analytical tool, and you should not consider these measures in isolation or as substitutes for GAAP operating expenses, net income and earnings per share. In the future, we expect to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Some of the limitations in relying on non-GAAP operating expenses, net income and earnings per share are:

  Other companies, including other companies in our industry, may calculate non-GAAP operating expenses, net income and earnings per share differently than we do, limiting their usefulness as a comparative tool.
  The Company's income tax expense will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the effective tax rate used in our non-GAAP financial measures.

In addition, the adjustments to our GAAP operating expenses, net income and earnings per share reflect the exclusion of stock-based compensation expenses that are recurring and will be reflected in the Company's financial results for the foreseeable future. The Company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures. The Company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. The Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measures.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP operating expenses, net income, earnings per share and gross margin. For more information, see the consolidated statements of operations and the "Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income" contained in this press release.

(C) 2013 Novatel Wireless. All rights reserved. MiFi, Expedite, Enabler, Enfora, N4A, and the Novatel Wireless name and logo are trademarks of Novatel Wireless, Inc. Other product or service names mentioned herein are the trademarks of their respective owners.

NOVATEL WIRELESS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2013	2012
	(Preliminary and unaudited)
ASSETS

Current assets:

Cash and cash equivalents	$18,138	$16,044
Marketable securities	21,991	38,064
Restricted marketable securities	2,441	-
Accounts receivable, net	47,542	42,652
Inventories	27,025	39,016
Deferred tax assets, net	70	126
Prepaid expenses and other	7,342	4,829
Total current assets	124,549	140,731

Property and equipment, net	11,895	15,229

Marketable securities	5,316	1,201

Intangible assets, net	2,383	3,163

Deferred tax assets, net	70	584

Other assets	280	623
Total assets	$144,493	$161,531

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable	$46,509	$45,732
Accrued expenses	27,960	27,800
Short-term bridge loan facility	2,441	-
Total current liabilities	76,910	73,532

Other long-term liabilities	1,932	2,552

Total liabilities	78,842	76,084

Stockholders' equity:

Common stock	34	34
Additional paid-in capital	440,812	438,477
Accumulated other comprehensive income (loss)	(10)	14
Accumulated deficit	(350,185)	(328,078)
	90,651	110,447
Treasury stock at cost	(25,000)	(25,000)
Total stockholders' equity	65,651	85,447

Total liabilities and stockholders' equity	$144,493	$161,531

NOVATEL WIRELESS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(Preliminary and unaudited)	(Unaudited)	(Preliminary and unaudited)	(Unaudited)

Net revenues	$92,673	$71,017	$269,718	$273,613
Cost of net revenues	72,290	56,371	213,463	214,728
Gross profit	20,383	14,646	56,255	58,885

Operating costs and expenses:
Research and development	12,438	14,696	39,267	44,982
Sales and marketing	5,129	6,267	16,739	21,255
General and administrative	5,128	4,825	19,209	16,061
Goodwill and intangible assets impairment	-	20,484	-	49,821
Amortization of purchased intangible assets	141	227	422	891
Restructuring charges	2,411	-	2,411	-
Total operating costs and expenses	25,247	46,499	78,048	133,010

Operating loss	(4,864)	(31,853)	(21,793)	(74,125)

Other income (expense):
Interest income, net	31	72	109	238
Other income (expense), net	59	(45)	(83)	(191)

Loss before income taxes	(4,774)	(31,826)	(21,767)	(74,078)

Income tax provision	319	107	340	276

Net loss	$(5,093)	$(31,933)	$(22,107)	$(74,354)

Per share data:

Net loss per share:
Basic and diluted	$(0.15)	$(0.97)	$(0.65)	$(2.28)

Weighted average shares used in computation of net loss per share:
Basic and diluted	34,070	33,074	33,902	32,683

NOVATEL WIRELESS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(Preliminary and unaudited)	(Unaudited)	(Preliminary and unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(5,093)	$(31,933)	$(22,107)	$(74,354)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on sale/disposal of fixed asset	-	62	18	90
Depreciation and amortization	2,230	2,775	6,774	9,747
Loss on goodwill and purchased intangible assets impairment	-	20,484	-	49,821
Provision for bad debts	623	(49)	1,005	39
Net impairment loss on marketable securities	-	-	-	39
Inventory provision	1,246	1,347	3,069	1,663
Share-based compensation expense	959	1,752	2,848	5,409
Non-cash income tax expense	314	97	266	194
Changes in assets and liabilities:
Accounts receivable	(8,584)	7,811	(5,895)	(3,460)
Inventories	626	1,691	8,922	4,089
Prepaid expenses and other assets	(1,561)	1,012	(2,169)	(1,238)
Accounts payable	(1,490)	(4,239)	2,832	(15,108)
Accrued expenses, income taxes, and other	47	(192)	255	233

Net cash used in operating activities	(10,683)	618	(4,182)	(22,836)

Cash flows from investing activities:
Purchases of property and equipment	(1,323)	(433)	(5,048)	(4,021)
Purchases of marketable securities	(12,577)	(14,341)	(22,238)	(31,871)
Marketable securities maturities/sales	17,215	15,447	31,731	27,506

Net cash provided by (used in) investing activities	3,315	673	4,445	(8,386)
Cash flows from financing activities:
Proceeds from the issuance of short-term debt	3,400	5,000	13,400	5,000
Principal repayments of short-term debt	(2,525)	(5,000)	(10,969)	(5,000)
Principal payments under capital lease obligations	-	-	-	(46)
Proceeds from stock option exercises and ESPP net of taxes paid on vested restricted stock units	(254)	(151)	(515)	583
Net cash provided by (used in) financing activities	621	(151)	1,916	537
Effect of exchange rates on cash and cash equivalents	22	4	(85)	(43)

Net increase (decrease) in cash	(6,725)	1,144	2,094	(30,728)
Cash and cash equivalents, beginning of period	24,863	15,197	16,044	47,069
Cash and cash equivalents, end of period	$18,138	$16,341	$18,138	$16,341

Novatel Wireless, Inc.
Preliminary Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
Three and Nine Months Ended September 30, 2013
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2013		September 30, 2013

	Net Income (Loss)	Income (Loss) Per Share, Diluted	Net Income (Loss)	Income (Loss) Per Share, Diluted

GAAP net loss	$(5,093)	(0.15)	$(22,107)	$(0.65)

Adjustments:
Share-based compensation expense (a)	959	0.03	2,848	0.08

Acquisition related charges (b)	224	0.00	672	0.02

Income tax adjustments (c)	254	0.01	201	0.01

Restructuring and other severance (d)	2,411	0.07	3,074	0.09
Non-GAAP net loss	$(1,245)	$(0.04)	$(15,312)	$(0.45)

(a) Adjustments reflect share-based compensation expense recorded under ASC Topic 718.

(b) Adjustments reflect amortization of purchased intangibles.

(c) Adjustments for certain deferred tax valuation activity.

(d) Adjustments reflect restructuring and other reduction in force charges.

See "Non -GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.

Novatel Wireless, Inc.
Preliminary Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Three Months Ended September 30, 2013
(in thousands)
(Unaudited)

	GAAP	Share-based compensation expense (a)	Purchased intangibles amortization (b)	Restructure (c)	Non-GAAP

Cost of net revenues	$72,290	$(7)	$83	$-	$72,214

Operating costs and expenses:
Research and development	12,438	329	-	-	12,109
Sales and marketing	5,129	215	-	-	4,914
General and administrative	5,128	422	-	-	4,706
Amortization of purchased intangibles	141	-	141	-	-
Restructuring charges	2,411	-	-	2,411	-
Total operating costs and expenses	$25,247	966	141	2,411	$21,729

Total		$959	$224	$2,411

(a) Adjustments reflect share-based compensation expense recorded under ASC Topic 718.

(b) Adjustments reflect amortization of purchased intangibles.

(c) Adjustments reflect restructuring charges.

See "Non -GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.

Novatel Wireless, Inc.
Preliminary Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Nine Months Ended September 30, 2013
(in thousands)
(Unaudited)

	GAAP	Share-based compensation expense (a)	Purchased intangibles amortization (b)	Restructure and Other Severance (c)	Non-GAAP

Cost of net revenues	$213,463	$49	$250	$40	$213,124

Operating costs and expenses:
Research and development	39,267	908	-	433	37,926
Sales and marketing	16,739	618	-	185	15,936
General and administrative	19,209	1,273	-	5	17,931
Amortization of purchased intangibles	422	-	422	-	-
Restructuring charges	2,411	-	-	2,411	-
Total operating costs and expenses	$78,048	2,799	422	3,034	$71,793

Total		$2,848	$672	$3,074

(a) Adjustments reflect share-based compensation expense recorded under ASC Topic 718.

(b) Adjustments reflect amortization of purchased intangibles.

(c) Restructuring and other reduction in force charges.

See "Non -GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.

Novatel Wireless, Inc.
Preliminary Reconciliation of GAAP Loss before Income Taxes to Adjusted EBITDA
Three & Nine Months Ended September 30, 2013
(in thousands)
(Unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2013	September 30, 2013

Loss before income taxes	$(4,774)	$(21,767)
Depreciation and amortization	2,230	6,774
Share-based compensation expense	959	2,848
Restructuring and other severance charges	2,411	3,074
Other expense (income)	(90)	(26)
Adjusted EBITDA	$736	$(9,097)

See "Non -GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.

NOVATEL WIRELESS, INC.
Segment Reporting
Three & Nine Months Ended September 30, 2013 and 2012
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(Preliminary and unaudited)	(Unaudited)	(Preliminary and unaudited)	(Unaudited)
Net revenues by reportable segment:
Mobile Computing Products	$84,067	$65,189	$240,510	$248,620
M2M Products and Solutions	8,606	5,828	29,208	24,993
Total	$92,673	$71,017	$269,718	$273,613

Operating loss by reportable segment:
Mobile Computing Products	$(953)	$(7,513)	$(9,801)	$(11,701)
M2M Products and Solutions	(3,911)	(24,340)	(11,992)	(62,424)
Total	$(4,864)	$(31,853)	$(21,793)	$(74,125)

			September 30,	December 31,
			2013	2012
			(Preliminary and unaudited)
Identifiable assets by reportable segment:
Mobile Computing Products			$128,111	$141,045
M2M Products and Solutions			16,382	20,486
Total			$144,493	$161,531

CONTACT:
Investor contact:
The Blueshirt Group for Novatel Wireless
Chris Danne, 415-217-5865
chris@blueshirtgroup.com
Matthew Hunt, 415-489-2194
matt@blueshirtgroup.com
or
Media contact:
Novatel Wireless, Inc.
Charlotte Rubin, 858-812-3431
crubin@nvtl.com